Exhibit 10.7

GREENSCAPE  LABORATORIES, INC.

THIS DIRECTOR/OFFICERCOMPENSATIONAGREEMENT("Agreement")  is made and entered  into this  15th   day of December  2013, between  Alexander  M. Scheltema,  with address    located   at   1311   E.  La  Rua  St.  Pensacola,   FL  32501   (together    with   their subsidiaries,     parents,     affiliates,    successors     and    assigns,    collectively    known    as "Director/ /Officer) and Greenscape  Laboratories.   Inc. with its principal  office located  at

1311  E. La Rua  St. Pensacola,   FL 32501     (together   with  their   subsidiaries,    parents, affiliates, successors  and assigns,  collectively  known  as "Client").

In consideration   of the  mutual  promises  and  covenants   set forth  herein  and  for other  good  and  valuable  consideration,   the  receipt  and  sufficiency  of which  are  hereby acknowledged,  the Director/Officer  and Director/Officer  hereby  agree as follows:

1.    Engagement. The Client hereby  retains  Director/Officer   on a non-exclusive basis to provide  certain  requested  business,  advisory,  strategic  and administrative   services for the  Client.  These  services  shall  be undertaken    to  build  value  for  Client's  business (further  detailed  in Section 3 below).

2.          Term.  The term  of this Agreement  shall commence  on the date hereof and end on the date which is twelve  (12) months  following the date hereof.  The Client retains the  right   to  terminate    this  Agreement   upon   one   (1)  month   written    notice   to  the Director/Officer.

3.         Scope of Responsibilities.

3.1        Director/Officer   shall  not  take  any  action  hereunder    which  he knows or believes will likely have an adverse  or detrimental   effect on the Client's interest in any material  respect  and shall act in good faith and with loyalty to the Client with respect to the  subject  matter   hereof,  including  full disclosure,  confidentiality   and  honesty  with respect  to any services  provided  by the Director/Officer,  to the  same  extent  as would  be required  by an agent  of the  Client.  During the Term hereof, neither  party  shall adversely interfere  with the business  of the other  party,  take any action  that  is reasonably  likely to diminish the goodwill existing in relationships  between  the other  party and any third party, or knowingly disparage  the other  party, its officers, employees,  agents or representatives.

3.2         Subject to the following obligations  of Client, Director/Officer   will be  responsible   to  perform   the  services   listed  on  Exhibit  A, attached   hereto,   on  an  as needed  basis or through  the close of the contemplated   transaction   between  the parties.

4.         Compensation Structure.

4.1         In consideration   of the work  to be performed   by Director/Officer as detailed  in the Scope of Responsibilities,  the Client shall:

•	Compensate the Director/Officer - Alexander M. Scheltema on a stock basis of 10,000,000 shares.

4.2                    Expenses.    In     addition      to     any     fees     payable      to Director/Officer   hereunder,   the  Client agrees  to reimburse   Director/Officer   for any due diligence,  marketing   costs  and  such  other   actual   out-of-pocket    expenses   reasonably incurred   by  Director/Officer    in  connection   with  performing    the  services   hereunder, provided  that  the Client shall approve  such expenses.

5.          Non-Circumvention.      The  Client  shall  not  in  any  way  circumvent,   or attempt  to circumvent,  Director jOfficer  for the purpose  of transacting   or consummating any   loan,   financing   arrangement,     stock   offering,   or   any   other   business    (including employment  opportunities),   transaction   or arrangement   with any person  or entity directly introduced   to  the  Client by Director jOfficer,  or  take  any  other  action  (i) which  might reasonably   be  expected   to  jeopardize   or  interfere   with  the  relationship   between   such persons  or entities and Director jOfficer, or (ii) attempts  to avoid or avoidance  of the Client's obligations  set forth above.  The Client shall keep Director jOfficer sufficiently informed  on the  status  of any and  all contacts,  negotiations,   agreements   and  payments   between  the Client and  any relationships   of the  Director/Officer   including  without  limitation  copying Director jOfficer  on  all  significant  correspondence,    drafts   and  agreements.   The  Client agrees   that  in  the  event   the  Client  violates   this  paragraph    Director jOfficer   shall  be entitled  to, in addition  to any other  available  remedies,  injunctive  relief to prevent  such agreement, transaction   or arrangement   and, in the case of an actual consummation   of any such  agreement,   transaction    or  arrangement,    Director jOfficer   shall  be  entitled   to,  in additional  to any other  available  remedies,  compensation   equal to that outlined  in Section
4.
6.          Indemnification.   The Client agrees to indemnify and hold Director jOfficer and  its  members,   managers,   shareholders,    officers,  directors,   employees,   agents   and affiliates harmless  from and against any and all direct losses, claims, damages, liabilities and expenses   (including  without   limitation   legal  and  other   fees  and  expenses   incurred   in connection  with, and any amounts  paid in settlement   of, any action, suit or proceeding  or any claim asserted),  arising  out of or based  upon  (i) any material  breach  of this Agreement by the Client, (ii) any untrue  or alleged untrue  statement  of a material  fact, or any omission or alleged  omission  to state  a material  fact required   to be stated  therein  or necessary  to make the statements   therein  not misleading,  contained  in any offering documents,  filings, subscription   documents  or other  documents   or information  provided  in connection  with any  offer, sale or  issuance  of securities,   (iii) any  untrue   statement   of a material  fact or omission to state a material  fact by the Client to any of Director jOfficer's associates,  (iv) any breach  by the  Client  of its  obligations   under   any  agreement   with  an  associate   of the DirectorjOfficer,   (v)  the  performance   by  Client  of its  services  in  connection   with  this Agreement,  provided  that any such loss, claim, damage, liability or expense  is not as a result of Director jOfficer's wilful misconduct  or gross negligence.

7.          Information;   Confidentiality.    The  Client recognizes  and  confirms  that Director jOfficer, in acting pursuant  to this engagement,  will be using information  in reports and  other   information   provided   by  others,   including,  without   limitation,   information provided   by  or  on  behalf  of  the   Client,  and   that   Director/Officer    does   not  assume responsibility   for and  may  rely, without   independent   verification,  on the  accuracy  and completeness   of any such  reports  and  information.  The Client hereby  warrants   that  any information  relating to the Client that is furnished  to Director jOfficer by or on behalf of the Client will be fair, accurate  and complete  in all material  respects  and will not contain  any material  omissions  or  misstatements    of fact.   The  Client agrees  to  fully cooperate   with Director jOfficer in all reasonable  requests  for information  and in Director jOfficer's  efforts to   perform    services   for   the   Client.     All  information    that   the   Client   provides    to Director/Officer   which  is  not  publicly  available  is  deemed   confidential   ("Confidential Information").    Director/Officer   will  not  disclose  any  Confidential  Information   to  any person  without  the prior  written  consent  of the Client, provided that  Director jOfficer may disclose  such  Confidential  Information   (i) to its advisors,  representatives    and  employees assisting  Director jOfficer in providing  the services  hereunder   so long as they are obligated to maintain  the  confidentiality   of such  Confidential  Information   in accordance   with  the terms  hereof,  (ii) to any third  party  that  has signed  a confidentiality  agreement   approved by the Client, (iii) pursuant  to a valid court order  by a court or other governmental   agency, or as otherwise  required  by law, or as necessary  to establish  the rights of either  party under this Agreement,  provided  that  Director jOfficer shall to the extent  permitted   by such court or regulatory  agency, promptly  notify the Client of receipt  of any such order  and provide the Client a reasonable  period  of time in which to oppose such order  before responding,  (iv) if such Confidential Information  is or becomes  in the public domain not through  any breach hereof by Director/Officer,  or (v) if Director/Officer  receives  such information  from a third party  not under  any duty of confidentiality.

8.          Director/Officer     Is  Not  A  Broker/Dealer.        Director/Officer    is  not currently  registered   as or broker-dealer   with  the  SEC or FINRA with any firm and  is not registered  as an investment  advisor under  the Investment  Advisors Act of 1940.  Therefore, Director/Officer  will not affect transactions   in nor offer or sell, or attempt  to offer or sell or induce  the  purchase  or sale of, any securities  of the  Client, and  Director/Officer   will not advise the Client or any other  person  with respect  to the purchase  or sale of any security. (Nothing contained  in this Section shall affect Director/Officer's   right to receive the Director/Officer's   Fee hereunder.)

9.          Legal Advice.  The Client herein  acknowledges  that  the Director/Officer  is not a law firm and has not provided  any legal advice to the Client.

10.        Further Assurances.   Each of the parties  hereto  agrees to perform  any and all lawful additional  acts, including  execution  of additional  agreements,   as are reasonably necessary  to carry out this Agreement.

11.        Due Execution.   The parties  hereto  acknowledge,  represent   and warrant that they entered  into this Agreement  only after  due consideration   and consultation  with their respective  counsel, that they were not fraudulently  induced, coerced or intimidated  to enter  into  it, and  that  in entering   into  it they  have  not  relied  upon  any  oral  or written statements   or acts made by any other  party  other  than  as expressly  set forth herein.   Each of the parties  hereto  represents   and warrants   to the other  party  that  the execution  of this Agreement  has been  duly authorized,   executed  and  delivered  by it and  that  all required corporate  resolutions  and authorizations   have been approved  or obtained.  This Agreement may be executed  in counterparts   and each counterpart   shall be and constitute  a part of this Agreement,  and  all counterparts    taken  together   shall  constitute   the  Agreement   and  be binding and effective upon all parties  hereto.  This Agreement  may be executed  by facsimile or e-mail delivery ofa digital image format file (such as a It.pdf' or "rif" file).

12.        Choice of Law; Dispute  Resolution.   This Agreement  shall be governed  by and  construed   in accordance  with  the  laws  of the  State  of Florida  without   regard  to its choice of law provisions  or references  to any other  state  laws.  If there  is any dispute  as to whether  an introduction   is to be subject to this Agreement,  the parties  will promptly  meet to resolve  such dispute  in good faith.  If such dispute  (or any other  dispute  hereunder)   is not resolved  within  20 days, the parties  shall promptly  submit  such dispute  to expedited binding   arbitration    in  Pensacola,   FL in  accordance   with   the  rules   of  the  American Arbitration  Association.  In the event action becomes  necessary  to enforce the terms  of this Agreement,   then  the  prevailing   party   shall  be  entitled   to  an  award   of its  reasonable attorney's   fees and costs through  all stages  of arbitration   and/or   litigation,  induding  trial and  appellate  court.   Any controversy   over  the  construction   of this  Agreement  shall  be decided  neutrally,  in light of its conciliatory  purposes,  and without  regard  to the events  of authorship  or negotiations.

13.        Miscellaneous.

13.1       Client.           Client shall be defined  and construed   as Greenscape Laboratories,   Inc. and/or   any and  all affiliated  or subsidiary   entities  of the Client or any entity  existing  as a result  of a sale, consolidation,   or merger  of the Client with or into any other  corporation   or corporations.

13.2      Breach.              The  parties   acknowledge    that   their   obligations under  this Agreement  are necessary  and reasonable   in order  to protect  Director/Officer. Accordingly,  the  parties   agree  and  acknowledge   that  any  such  violation  or threatened violation  of this Agreement  will cause irreparable   injury to Director/Officer.   In the event the  terms  and  conditions   of this  Agreement   are  not  met  by the  Client, Director/Officer shall be entitled  to, a legal monetary  penalty  equal to the maximum  it should  realize  from (i) a Transaction  and/or   the Success Fees (ii) Engagement/Advisory    Services plus any and all expenses,  including  but not limited  to, all legal costs and expenses  incurred  to recover the lost revenue.  Additionally,  Director/Officer   shall be entitled  to an injunctive  remedy, awarded   without   bond,  preventing   the  Parties  from  consummating   a Transaction   with sources  introduced   to the parties  and preventing   communication,   in or by any form with parties     introduced     to    Client   without     the    explicit,    actual,    written     consent    of Director/Officer.

13.3      Binding Effect.               This Agreement  shall be binding  upon  and inure to the benefit of the parties  hereto  and their respective  heirs, successors  and assigns.

13.4      Assignment.       Neither  party  may assign  this Agreement  with  the prior written  consent of the other  party hereto, except that Director/Officer  may assign this Agreement  to any entity controlled  by it or its principals.

13.5      Entire Agreement.          This Agreement  constitutes   the  entire  and integrated   agreement   between  the  parties  hereto  and  sets  forth  all promises,  covenants, agreements,  conditions  and understandings   between  the parties  with respect  to the subject matter     hereof     and    supersedes      all    prior     and     contemporaneous       negotiations, representations,    understandings,    inducements,   conditions  and  agreements,   expressed   or implied, with  respect  to the subject  matter  hereof.   This Agreement  may not be modified, amended,  altered  or  supplemented,   except  by written   instrument   signed  by the  parties hereto.

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IN WITNESS WHEREOF the parties have executed this Agreement on the date specified in the preamble of this Agreement.

GREENSCAPE LABORATORIES, INC.

By:     /s/ James R.J. Scheltema
President  & CEO

By:   Alexander  M. Scheltema

Title:  Vice President  & COO

EXHIBIT  A
SCOPE  OF SERVICES

1.       General strategic  and board  level advisory  services

2.       Financial advisory  and modeling  services

3.       Business  development   services

4.       Assistance  with contemplated   mergers  and acquisitions

5.      Assistance with such other matters as may arise and which are undertaken to build value for Client's shareholders including but not limited to the preparation of a business plan and the assistance in the collation and presentation of financial documents.